Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Industrial Realty Trust, Inc. of our report dated February 13, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in First Industrial Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
May 20, 2020